Exhibit 99.1

For Immediate Release

Mediacom Broadband LLC and Mediacom LLC Report

Results for Fourth Quarter and Full Year 2011

Middletown, NY – March 9, 2012 – MEDIACOM BROADBAND LLC AND MEDIACOM LLC, wholly-owned subsidiaries of Mediacom Communications Corporation, today each reported unaudited financial and operating highlights for the three months and year ended December 31, 2011. These results for each of Mediacom Broadband LLC and Mediacom LLC remain subject to adjustments based upon completion of their respective audits for the year ended December 31, 2011.

Mediacom Broadband LLC*

Fourth Quarter 2011 Highlights:

•	Revenues were $219.1 million, reflecting a 2.0% increase from the prior year period

•	OIBDA was $86.7 million, reflecting an 11.9% increase from the prior year period

•	Free cash flow of $2.6 million, compared to $12.2 million in the prior year period

Full Year 2011 Highlights:

•	Revenues were $874.8 million, reflecting a 3.2% increase from the prior year

•	OIBDA was $333.5 million, reflecting an 8.0% increase from the prior year

•	Free cash flow of $41.8 million, compared to $41.5 million in the prior year

Mediacom LLC*

Fourth Quarter 2011 Highlights:

•	Revenues were $167.9 million, reflecting a 2.3% increase from the prior year period

•	Adjusted OIBDA was $71.3 million, reflecting a 10.2% increase from the prior year period

•	Free cash flow of $17.9 million, compared to $18.8 million in the prior year period

Full Year 2011 Highlights:

•	Revenues were $675.6 million, reflecting a 3.7% increase from the prior year

•	Adjusted OIBDA was $273.4 million, reflecting a 7.0% increase from the prior year

•	Free cash flow of $77.0 million, compared to $68.8 million in the prior year

About Mediacom

Mediacom Communications is the nation’s eighth largest cable television company and one of the leading cable operators focused on serving the smaller cities in the United States, with a significant concentration in the Midwestern and Southeastern regions. Mediacom Communications offers a wide array of broadband products and services, including digital television, video-on-demand, digital video recorders, high-definition television, as well as high-speed Internet access and phone service. Mediacom Communications also offers affordable broadband communications solutions that can be tailored to any size business through Mediacom Business. For more information about Mediacom Communications, please visit www.mediacomcc.com.

Contacts:

Investor Relations	Media Relations
Calvin G. Craib	Thomas J. Larsen
Senior Vice President, Corporate Finance	Group Vice President, Legal and Public Affairs
(845) 695-2675	(845) 695-2754

*	See Table 7 for information regarding our use of non-GAAP measures and definitions of OIBDA, Adjusted OIBDA and free cash flow.

TABLE 1*

Mediacom Broadband LLC

Selected Financial and Operating Data

(Dollars in thousands, except per unit data)

(Unaudited)

	Three Months Ended December 31,		YoY% Change
	2011	2010
Video	$125,818	$128,350	(2.0)%
High-speed data	60,803	54,582	11.4%
Phone	17,835	16,125	10.6%
Advertising	14,644	15,768	(7.1)%

Total revenues	$219,100	$214,825	2.0%
Service costs	(84,245)	(89,172)	(5.5)%
SG&A expenses	(43,738)	(44,211)	(1.1)%
Management fees	(4,377)	(3,947)	10.9%

OIBDA (a)	$86,740	$77,495	11.9%
Cash interest expense (a)	(26,864)	(26,564)	1.1%
Capital expenditures (b)	(52,770)	(34,249)	54.1%
Dividend to preferred members	(4,500)	(4,500)	—

Free cash flow (a)	$2,606	$12,182	(78.6)%

OIBDA margin (c)	39.6%	36.1%

	December 31, 2011		December 31, 2010
Bank credit facility	$1,497,000		$1,365,000
8 1/2% senior notes due 2015	500,000		500,000

Total debt	$1,997,000		$1,865,000

Unused revolving credit commitments	$60,400		$427,200

Total leverage ratio (d)	5.76	x	6.02	x
Interest coverage ratio (e)	3.23	x	2.92	x

	December 31, 2011	December 31, 2010
Basic subscribers	596,000	663,000
High-speed data customers	468,000	459,000
Phone customers	180,000	175,000

Primary service units (“PSUs”)	1,244,000	1,297,000
Digital customers	415,000	409,000

Revenue generating units	1,659,000	1,706,000

Customer relationships (f)	701,000	729,000

Average total monthly revenue per:
Basic subscriber (g)	$120.92	$107.60
PSU (h)	$58.38	$55.32
Customer relationship (i)	$103.67	$97.96

*	See Tables 3 and 7.

TABLE 2*

Mediacom Broadband LLC

Selected Financial Data

(Dollars in thousands, except per unit data)

(Unaudited)

	Twelve Months Ended December 31,
	2011	2010	YoY% Change
Video	$515,980	$518,142	(0.4)%
High-speed data	238,610	214,103	11.4%
Phone	70,195	64,392	9.0%
Advertising	49,975	51,024	(2.1)%

Total revenues	$874,760	$847,661	3.2%
Service costs	(351,922)	(354,011)	(0.6)%
SG&A expenses	(173,855)	(168,938)	2.9%
Management fees	(15,452)	(15,775)	(2.0)%

OIBDA (a)	$333,531	$308,937	8.0%
Cash interest expense (a)	(107,164)	(108,114)	(0.9)%
Capital expenditures (b)	(166,552)	(141,347)	17.8%
Dividend to preferred members	(18,000)	(18,000)	—

Free cash flow (a)	$41,815	$41,476	0.8%

OIBDA margin (c)	38.1%	36.4%

TABLE 3

Mediacom Broadband LLC

Reconciliation of Non-GAAP Measures

(Dollars in thousands)

(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2011	2010	2011	2010
Free cash flow	$2,606	$12,182	$41,815	$41,476
Capital expenditures	52,770	34,249	166,552	141,347
Dividend to preferred members	4,500	4,500	18,000	18,000
Other expense, net	(495)	(633)	(2,136)	(2,230)
Share-based compensation	—	339	—	1,305
Changes in assets and liabilities, net	2,654	4,618	52,769	56,133

Net cash flows provided by operating activities	$62,035	$55,255	$277,000	$256,031

OIBDA	$86,740	$77,495	$333,531	$308,937
Depreciation and amortization	(37,145)	(34,516)	(143,999)	(131,733)

Operating income	$49,595	$42,979	$189,532	$177,204

Cash interest expense	$26,864	$26,564	$107,164	$108,114
Amortization of deferred financing costs	1,096	1,391	4,345	3,992

Interest expense, net	$27,960	$27,955	$111,509	$112,106

*	See Tables 3 and 7.

TABLE 4*

Mediacom LLC

Selected Financial and Operating Data

(Dollars in thousands, except per unit data)

(Unaudited)

	Three Months Ended December 31,
	2011	2010	YoY% Change
Video	$96,723	$99,703	(3.0)%
High-speed data	50,764	45,055	12.7%
Phone	16,214	14,723	10.1%
Advertising	4,207	4,642	(9.4)%

Total revenues	$167,908	$164,123	2.3%
Service costs	(69,289)	(73,166)	(5.3)%
SG&A expenses	(28,505)	(27,734)	2.8%
Management fees	(3,323)	(3,015)	10.2%

OIBDA (a)	$66,791	$60,208	10.9%
Investment income from affiliate	4,500	4,500	—

Adjusted OIBDA (a)	$71,291	$64,708	10.2%
Cash interest expense (a)	(23,103)	(21,857)	5.7%
Capital expenditures (b)	(30,247)	(24,078)	25.6%

Free cash flow (a)	$17,941	$18,773	(4.4)%

Adjusted OIBDA margin (j)	42.5%	39.4%

	December 31, 2011		December 31, 2010
Bank credit facility	$1,233,000		$1,169,000
9 1/8% senior notes due 2019	350,000		350,000

Total debt	$1,583,000		$1,519,000

Unused revolving credit commitments	$139,800		$303,800

Total leverage ratio (d)	5.55	x	5.87	x
Interest coverage ratio (e)	3.09	x	2.96	x

	December 31, 2011	December 31, 2010
Basic subscribers	473,000	530,000
High-speed data customers	383,000	379,000
Phone customers	159,000	157,000

Primary service units (“PSUs”)	1,015,000	1,066,000
Digital customers	303,000	322,000

Revenue generating units	1,318,000	1,388,000

Customer relationships (f)	569,000	594,000

Average total monthly revenue per:
Basic subscriber (g)	$116.48	$102.74
PSU (h)	$54.74	$51.42
Customer relationship (i)	$97.76	$91.95

*	See Tables 6 and 7.

TABLE 5*

Mediacom LLC

Selected Financial Data

(Dollars in thousands, except per unit data)

(Unaudited)

	Twelve Months Ended December 31,
	2011	2010	YoY% Change
Video	$400,377	$399,905	0.1%
High-speed data	196,206	176,134	11.4%
Phone	63,491	58,320	8.9%
Advertising	15,482	16,967	(8.8)%

Total revenues	$675,556	$651,326	3.7%
Service costs	(293,940)	(291,946)	0.7%
SG&A expenses	(114,300)	(109,752)	4.1%
Management fees	(11,896)	(12,123)	(1.9)%

OIBDA (a)	$255,420	$237,505	7.5%
Investment income from affiliate	18,000	18,000	—

Adjusted OIBDA (a)	$273,420	$255,505	7.0%
Cash interest expense (a)	(93,778)	(88,432)	6.0%
Capital expenditures (b)	(102,688)	(98,301)	4.5%

Free cash flow (a)	$76,954	$68,772	11.9%

Adjusted OIBDA margin (j)	40.5%	39.2%

TABLE 6

Mediacom LLC

Reconciliation of Non-GAAP Measures

(Dollars in thousands)

(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2011	2010	2011	2010
Free cash flow	$17,941	$18,773	$76,954	$68,772
Capital expenditures	30,247	24,078	102,688	98,301
Other expense, net	(316)	(641)	(1,913)	(2,777)
Share-based compensation	—	156	—	585
Changes in assets and liabilities, net	3,788	(82)	(11,088)	(66,481)

Net cash flows provided by operating activities	$51,660	$42,284	$166,641	$98,400

Adjusted OIBDA	$71,291	$64,708	$273,420	$255,505
Investment income from affiliate	(4,500)	(4,500)	(18,000)	(18,000)

OIBDA	$66,791	$60,208	$255,420	$237,505
Depreciation and amortization	(29,138)	(27,601)	(117,352)	(109,509)

Operating income	$37,653	$32,607	$138,068	$127,996

Cash interest expense	$23,103	$21,857	$93,778	$88,432
Amortization of deferred financing costs	951	994	3,903	3,392

Interest expense, net	$24,054	$22,851	$97,681	$91,824

*	See Tables 6 and 7.

TABLE 7

Use of Non-GAAP Financial Measures

“OIBDA,” “Adjusted OIBDA,” “cash interest expense” and “free cash flow” are not financial measures calculated in accordance with generally accepted accounting principles (“GAAP”) in the United States. We define OIBDA as operating income before depreciation and amortization and Adjusted OIBDA as OIBDA plus investment income from affiliate. We define cash interest expense as interest expense, net, less amortization of deferred financing costs. For Mediacom Broadband LLC, we define free cash flow as OIBDA less capital expenditures, cash interest expense and dividends to preferred members. For Mediacom LLC, we define free cash flow as Adjusted OIBDA less capital expenditures and cash interest expense. OIBDA, Adjusted OIBDA, cash interest expense and free cash flow have inherent limitations as discussed below.

OIBDA and Adjusted OIBDA are some of the primary measures used by management to evaluate our performance and to forecast future results. We believe OIBDA and Adjusted OIBDA are useful for investors because it enables them to assess our performance in a manner similar to the methods used by management, and provides a measure that can be used to analyze value and compare the companies in the cable industry. A limitation of OIBDA and Adjusted OIBDA, however, is that they exclude depreciation and amortization, which represents the periodic costs of certain capitalized tangible and intangible assets used in generating revenues in our business. Management utilizes a separate process to budget, measure and evaluate capital expenditures. OIBDA and Adjusted OIBDA may not be comparable to similarly titled measures used by other companies, which may have different depreciation and amortization policies, and are key components in our covenant calculations, as defined under our debt arrangements.

Free cash flow is used by management to evaluate our ability to repay debt, and to facilitate the growth of our business with internally generated funds. A limitation of free cash flow, however, is that it may be affected by the timing of our capital spending. We believe free cash flow is useful for investors for the same reasons and provides measures that can be used to analyze value and compare companies in the cable television industry, although our measure of free cash flow may not be directly comparable to similar measures reported by other companies.

OIBDA, Adjusted OIBDA and free cash flow should not be regarded as alternatives to operating income or net income as indicators of operating performance, or to the statement of cash flows as measures of liquidity, nor should they be considered in isolation or as substitutes for financial measures prepared in accordance with GAAP. We believe that operating income is the most directly comparable GAAP financial measure to OIBDA and Adjusted OIBDA, and that net cash flows provided by operating activities is the most directly comparable GAAP financial measure to free cash flow.

Cash interest expense excludes the amortization of financing costs which were paid upon the financing of the relevant debt. We believe cash interest expense is useful for investors because it enables them to assess our cost of debt for the current period without including the amortization of financing costs that were previously paid. We believe interest expense, net, is the most directly comparable GAAP financial measure to cash interest expense.

For reconciliations of OIBDA, Adjusted OIBDA, cash interest expense and free cash flow to their most directly comparable GAAP financial measures, see Tables 3 and 6.

Cautionary Statement Regarding Forward-Looking Statements

In this press release, we state our beliefs of future events and of our future financial performance. These forward-looking statements are not guarantees of future performance or results, and are subject to risks and uncertainties that could cause actual results to differ materially from historical results or those we anticipate as a result of various factors, many of which are beyond our control. Factors that may cause such differences to occur include, but are not limited to: increased levels of competition; greater than anticipated programming and other service costs; our ability to generate sufficient cash flow to meet our debt service obligations; and other risks and uncertainties discussed in the Annual Reports on Form 10-K for the year ended December 31, 2010 for each of Mediacom Broadband LLC and Mediacom LLC. We disclaim any obligation to update any forward-looking statements contained herein, except as required by applicable federal securities laws.

NOTES:

(a)	See above for information about our use of Non-GAAP financial measures.
(b)

Capital expenditures for Mediacom Broadband LLC exclude $2.2 million and $9.1 million of non-cash transactions representing capital expenditures which were accrued during the three months and twelve months ended December 31, 2011, respectively. Capital expenditures for Mediacom LLC exclude $0.9 million and $3.0 million of non-cash transactions representing capital expenditures which were accrued during the three months and twelve month ended December 31, 2011, respectively.

(c)	Represents OIBDA as a percentage of total revenues.
(d)

For Mediacom Broadband LLC, represents total debt at quarter end divided by annualized OIBDA for the quarter. For Mediacom LLC, represents total debt at quarter end divided by annualized Adjusted OIBDA for the quarter.

(e)	For Mediacom Broadband LLC, represents OIBDA divided by cash interest expense for the quarter. For Mediacom LLC, represents Adjusted OIBDA divided by cash interest expense for the quarter.
(f)	Represents the total number of customers that receive at least one level of service, without regard to which service(s) customers purchase.
(g)	Represents average total monthly revenues for the quarter divided by average basic subscribers for such quarter.
(h)	Represents average total monthly revenues for the quarter divided by average PSUs for such quarter.
(i)	Represents average total monthly revenues for the quarter divided by average customer relationships for such quarter.
(j)	Represents Adjusted OIBDA as a percentage of total revenues.